Exhibit 10.3

CONSENT AND AGREEMENT
(CoBank / Shenandoah Personal Communications, LLC)

This Consent and Agreement (this “Consent and Agreement”) is entered into as of May 6, 2016, between SPRINTCOM, INC., a Kansas corporation (“Sprint”), SPRINT SPECTRUM L.P., a Delaware limited partnership (“Sprint Spectrum”), SPRINT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership (“Sprint Communications”), WIRELESSCO, LLC., a Delaware limited company (“WirelessCo”), APC PCS, LLC, a Delaware limited liability company (“APC”), PhillieCo, LLC., a Delaware limited liability company (“PhillieCo”; and together with Sprint, Sprint Spectrum, Sprint Communications, WirelessCo APC and PhillieCo, collectively, the “Sprint Parties”), and COBANK, ACB, as administrative agent (together with any successors thereof in accordance with the Credit Agreement hereinafter described, “Administrative Agent”) for the Secured Parties under that certain Credit Agreement among Shenandoah Telecommunications Company, a Virginia corporation (“Borrower”), each subsidiary of Borrower that is or hereafter becomes a party to the Credit Agreement as a guarantor of the Secured Obligations described in such Credit Agreement (the “Guarantors”) including, without limitation, Shenandoah Personal Communications, LLC, a Virginia limited liability company (“Affiliate”), Administrative Agent and the financial institutions from time to time party thereto as lenders (the “Lenders”).

Affiliate and the Sprint Parties (or their predecessors) have entered into a Sprint PCS Management Agreement dated and effective as of November 5, 1999 (as amended by Addenda I through XIX, the most recent of which is Addendum XIX, dated as of May 6, 2016 and as it may be further amended, modified or supplemented from time to time, the “Management Agreement”) providing for the design, construction and management of the Service Area Network (as therein defined).  Affiliate and the Sprint Parties (or their predecessors) have also entered into the Sprint PCS Services Agreement (as amended by Addenda I through XIX, the most recent of which is Addendum XIX, dated as of May 6, 2016, and as it may be further amended, modified, or supplemented from time to time, the “Services Agreement”), the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement (each as amended by Addenda I through XIX, the most recent of which is Addendum XIX, dated as of May 6, 2016, and as they may be further amended, modified, or supplemented from time to time, together, the “License Agreements”).  Affiliate and Sprint have also entered into the Master Agreement, dated as of August 10, 2015, which was amended and restated on May 6, 2015, and the Retail Stores Transfer Agreement and Retail Customer Transition Services Agreement each as defined in such Master Agreement (as they may be amended, modified, or supplemented from time to time, the “Master Agreements”; the Management Agreement, the Services Agreement, the License Agreements, the Master Agreements and all side letters and other agreements relating to the implementation and performance of the foregoing agreements between Affiliate, on the one hand, and any one or more of the Sprint Parties or any subsidiary of Sprint Nextel Corporation on the other hand (whether entered into prior to, on, or after the date hereof), relating to the Service Area Network, as the same have been and may be further amended, modified, or supplemented from time to time, collectively, the “Sprint Agreements”).

Borrower, Affiliate and the other Guarantors have entered into or concurrently herewith are entering into that certain Credit Agreement, as amended by a First Amendment to Credit Agreement, dated as of March 29, 2016  (as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), dated as of December 18, 2015, with Administrative Agent and the Lenders, to provide financing in the approximate aggregate amount of $960,000,000, which amount may be increased from time to time in an aggregate amount of up to an additional $150,000,000 at the option of Borrower and the Lenders.  The Secured Obligations under the Loan Documents are guaranteed by Affiliate and the other Guarantors pursuant to Article XII of the Credit Agreement.  As a wholly-owned subsidiary of Borrower, Affiliate will directly benefit from the financing provided to Borrower under the Credit Agreement.  The proceeds of the loans may be used, among other things, for capital expenditures by Affiliate to expand and improve the Service Area Network.

As a condition to the availability of credit to Borrower under the Credit Agreement, the Lenders require the execution and delivery of this Consent and Agreement by the Sprint Parties and require that Borrower and Affiliate acknowledge, consent and agree to all terms and provisions of this Consent and Agreement.

All capitalized terms in this Consent and Agreement have the same meanings ascribed to them in the Management Agreement unless otherwise provided in this Consent and Agreement; provided, that the terms “Default,” “Event of Default,” “Loan Documents,” “Required Lenders,” “Secured Obligations” and “Secured Parties” have the meanings ascribed to them in the Credit Agreement.

Accordingly, each Sprint Party and Administrative Agent, on behalf of the Secured Parties, hereby agrees as follows:

SECTION 1.          Consent to Security Interest.  In connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, (a) Affiliate has granted or will grant to Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto, including without limitation the Operating Assets and the rights of such Affiliate in, to and under the Sprint Agreements to which it is a party, and (b) Borrower has granted or will grant to Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in and pledge of all of the equity interests in Affiliate (the “Pledged Equity”).  The foregoing security interests, liens and pledges are referred to collectively as the “Security Interests” and the foregoing assets and property in which Administrative Agent, for the benefit of the Secured Parties, has been or will be granted a first priority security interest in and lien on are referred to collectively as the “Collateral.”  For the avoidance of doubt, the term “Collateral,” as used herein, shall not include (a) any assets or property, tangible or intangible, whether now owned or hereafter acquired or arising, or any proceeds or products thereof or accessions thereto, of any Guarantor other than Affiliate or (b) except for the Pledged Equity, any assets or property, tangible or intangible, whether now owned or hereafter acquired or arising, or any proceeds or products thereof or accessions thereto, of Borrower.  Each Sprint Party (i) acknowledges notice of (a) the Credit Agreement, (b) Affiliate’s guaranty of the Secured Obligations, and (c) Affiliate’s and Borrower’s granting of the Security Interests in the Collateral to Administrative Agent, for the benefit of the Secured Parties, (ii) to the extent necessary or required, consents to (a) Affiliate’s guaranty of the Secured Obligations and (b) Affiliate’s and Borrower’s granting of the Security Interests in the Collateral to Administrative Agent, for the benefit of the Secured Parties; and (iii) agrees that (a) neither it nor any other subsidiary of Sprint Nextel Corporation will challenge or contest that the Loan Documents are not valid and enforceable or that the Security Interests are not valid, enforceable and duly perfected first priority security interests in and liens on and to the Collateral and (b) neither it nor any other subsidiary of Sprint Nextel Corporation will argue that any Loan Document or any Security Interest is subject to avoidance, limitation or subordination under any legal or equitable theory or cause of action.  So long as the Management Agreement is in effect, each Sprint Party agrees that it may only sell, transfer or assign all or part of the Licenses that Affiliate has the right to use in accordance with Section 17.15.5 of the Management Agreement.  In connection with any transfer of the Sprint Network in accordance with Section 17.15.5 of the Management Agreement, the Sprint Parties agree to cause the third party acquiring the Sprint Network to assume the rights and obligations of the Sprint Parties under this Consent and Agreement (in which case the Sprint Parties will be released from any and all obligations under this Consent and Agreement upon such acquisition in accordance with Section 17.15.5 of the Management Agreement and assumption, without need for Administrative Agent or the Lenders to execute any document to effect such release).

Each Sprint Party acknowledges and agrees that Sections 17.15.1 and 17.15.2 of the Management Agreement do not apply to the assignment of Affiliate’s rights under the Sprint Agreements to Administrative Agent or any of the other Secured Parties under the Loan Documents or in connection with a transaction permitted pursuant to this Consent and Agreement to any other Person pursuant to the Loan Documents.  Each Sprint Party further acknowledges and agrees that Section 17.15.3 of the Management Agreement shall not apply to any Change of Control of Affiliate in connection with the exercise by Administrative Agent of any of its rights or remedies under the Loan Documents, including, without limitation, in connection with the sale of the Pledged Equity of Affiliate to any Person or to any other Change of Control of Affiliate; provided, however, Section 17.15.3 of the Management Agreement shall apply to any such transaction if such transaction is not with Administrative Agent or any of the other Secured Parties or is not a transaction permitted pursuant to this Consent and Agreement. It is understood that any assignment described in this Section 1 to Administrative Agent or any of the other Secured Parties is hereby consented to by the Sprint Parties; provided, that any subsequent assignment by Administrative Agent or any of the Secured Parties shall be in accordance with the terms of this Consent and Agreement.

SECTION 2.          Payments.  Upon receipt of Administrative Agent’s written instructions, each Sprint Party agrees to make all payments (if any) to be made by it to Affiliate under the Sprint Agreements, subject to its rights of setoff or recoupment with respect to such payments as permitted under Section 10.16 of the Management Agreement, directly to Administrative Agent, or otherwise as Administrative Agent shall direct; provided, that during the period that such Sprint Party is making such payments directly to Administrative Agent or its designee pursuant to this Section 2, such Sprint Party’s setoff and recoupment rights under such Section 10.16 shall not be limited to undisputed amounts.  Administrative Agent hereby agrees that Administrative Agent will not give any such written instructions for it to receive such payments directly from a Sprint Party unless an Event of Default has occurred under the Credit Agreement and is continuing.  Such written instructions to make payments directly to Administrative Agent shall be effective only so long as an Event of Default is continuing, and Administrative Agent will revoke such instructions promptly following the cure of such Event of Default. Any payments made by any Sprint Party directly to, or at the direction of, Administrative Agent shall fully satisfy any obligation of such Sprint Party to make payments to Affiliate under the Sprint Agreements to the extent of such payments.

SECTION 3.           Notice and Effect of Event of Default, Management Agreement Breach and Event of Termination.  Administrative Agent agrees to provide to Sprint Spectrum a copy of any written notice that Administrative Agent sends to Borrower or Affiliate, promptly after sending such notice, that a Default or an Event of Default has occurred and is continuing, and Sprint Spectrum agrees to provide to Administrative Agent a copy of any written notice that Sprint Spectrum sends to Affiliate, promptly after sending such notice, that an Event of Termination or an event that if not cured, or if notice is provided, will constitute an Event of Termination or the occurrence of a default or event of default, after giving effect to any applicable notice or cure period, by any party to the Master Agreements (each of an Event of Termination, an event that if not cured would constitute an Event of Termination and the occurrence of a default or event of default, after giving effect to any applicable notice or cure period, by any party to the Master Agreements, a “Management Agreement Breach”) has occurred.  Sprint Spectrum acknowledges that Administrative Agent has informed it that either an Event of Termination constitutes an Event of Default and that the occurrence of a default or event of default, after giving effect to any applicable notice or cure period, by any party to the Master Agreements that would reasonably be expected to have a material adverse effect on the Lenders’ rights or security interests under the Loan Documents as determined by Administrative Agent in its sole discretion constitutes an Event of Default under the Loan Documents, and Sprint Spectrum further acknowledges that the Sprint Agreements do not prohibit Affiliate from curing such Event of Defaults.

SECTION 4.           Event of Default without a Management Agreement Breach.

(a)           Affiliate Remains as Manager or Interim Manager Appointed.  Upon and during the continuation of an Event of Default when no Management Agreement Breach as to which Sprint Spectrum has given Administrative Agent notice exists on the original date of occurrence of such Event of Default, Administrative Agent may, by prior written notice to Sprint Spectrum, (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements, (ii) appoint Sprint Spectrum to either act as “Interim Manager” under the Sprint Agreements or designate a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements in accordance with Section 4(b), or (iii) appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements in accordance with Section 4(c).  If Administrative Agent initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, Administrative Agent may later, during a continuation of an Event of Default, remove Affiliate as Manager and take the action described above in clauses (ii) and (iii). The date on which a Person begins serving as Interim Manager shall be the “Commencement Date.”

(b)           Sprint Spectrum or Sprint Spectrum Designee as Interim Manager.  If Administrative Agent appoints Sprint Spectrum as Interim Manager, within 14 days after its appointment, Sprint Spectrum shall accept the position or designate another Person (a “Sprint Spectrum Designee”) to act as Interim Manager under the Sprint Agreements. Any Sprint Spectrum Designee must be acceptable to Administrative Agent, which acceptance will not be unreasonably withheld.  If, within 30 days after Administrative Agent gives Sprint Spectrum notice of its appointment as Interim Manager, Sprint Spectrum or a Sprint Spectrum Designee does not agree to act as Interim Manager, then Administrative Agent shall have the right to appoint an Administrative Agent Designee (as such term is defined in Section 4(c)) as Interim Manager in accordance with Section 4(c).  At the discretion of Administrative Agent, Sprint Spectrum or the Sprint Spectrum Designee shall serve as Interim Manager for up to six months from the Commencement Date.

Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee shall agree, at the written request of Administrative Agent, to serve as Interim Manager for up to 12 months from such expiration date until Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days’ written notice of its desire to terminate the relationship (such 12 month period, the “Extension Period”).  Notwithstanding any other provision in this Section 4(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to Administrative Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3 of the Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Billed Revenues and Prepaid Revenues for the remainder of the Extension Period.  If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend any amount that it believes will not be reimbursed, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager, Administrative Agent shall have the right to appoint a successor Interim Manager in accordance with Section 4(c).

(c)           Administrative Agent Designee as Interim Manager.  If Administrative Agent elects to appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements (an “Administrative Agent Designee”) as permitted under Sections 4(a)(iii) and 4(b), such Administrative Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint Spectrum because of a material breach by Administrative Agent Designee of the terms of the Sprint Agreements that is not timely cured by it or Administrative Agent in its discretion, (ii) meet the applicable “Successor Manager Requirements” set forth below in Section 13, and (iii) agree to comply with the terms of the Sprint Agreements, but will not be required to assume the existing liabilities of Affiliate. In the case of a proposed Administrative Agent Designee, Sprint Spectrum shall provide to Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed Administrative Agent Designee satisfies the Successor Manager Requirements. Sprint Spectrum agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from Administrative Agent whether such designee satisfies the Successor Manager Requirements.  If Sprint Spectrum does not so inform Administrative Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements.  A Person that satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) qualifies under the Management Agreement to become a Successor Manager (as hereinafter defined in Section 6(b)(i)), unless Administrative Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. Administrative Agent Designee may continue to serve as Interim Manager after the initial six-month period at Administrative Agent’s discretion, so long as Administrative Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the Sprint Agreements. If Administrative Agent Designee materially breaches any Sprint Agreement while acting as Interim Manager, then Sprint Spectrum and Administrative Agent have the rights set forth in Section 5; provided, that Sprint Spectrum may not allow Affiliate to act as the Manager of the Sprint Agreements without Administrative Agent’s consent.  Administrative Agent may terminate the arrangement with an Administrative Agent Designee; provided, that Administrative Agent appoints another Interim Manager in accordance with this Section 4, or, with the written consent of Sprint Spectrum, allows Affiliate to again act as Manager under the Sprint Agreements.

SECTION 5.           Event of Default Created by a Management Agreement Breach.

(a)           Affiliate Remains as Manager or Interim Manager Appointed.  Upon an Event of Default created by a Management Agreement Breach (unless at such time Administrative Agent has given Sprint Spectrum notice of a separate Event of Default that was not created by a Management Agreement Breach), Sprint Spectrum may by prior written notice to Administrative Agent (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements if approved by Administrative Agent, (ii) act as Interim Manager under the Sprint Agreements, or (iii) appoint a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements as provided in paragraph (b) below. If Sprint Spectrum initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, Sprint Spectrum may later remove Affiliate as Manager and take the action described above in clauses (ii) and (iii).  Administrative Agent shall have no right to appoint an Interim Manager when an Event of Default is caused by a Management Agreement Breach (unless at such time Administrative Agent has given Sprint Spectrum notice of a separate Event of Default that was not created by a Management Agreement Breach), unless Sprint Spectrum elects not to act as Interim Manager or elects not to appoint a Sprint Spectrum Designee.

(b)           Sprint Spectrum or Sprint Spectrum Designee as Interim Manager.  If Sprint Spectrum acts as Interim Manager or designates a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, the Interim Manager shall serve as Interim Manager for up to six months from the Commencement Date, at the discretion of Sprint Spectrum. Any Sprint Spectrum Designee must be acceptable to Administrative Agent, which acceptance will not be unreasonably withheld.

Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree to serve as Interim Manager for the Extension Period until Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days’ written notice of its desire to terminate the relationship. Notwithstanding any other provision in this Section 5(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to Administrative Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3, of the Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Billed Revenues and Prepaid Revenues for the remainder of the Extension Period.  If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend any amount that it believes will not be reimbursed, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager and with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), Sprint Spectrum shall have the right to appoint a successor Interim Manager in accordance with Section 5(a).

(c)           Administrative Agent Designee as Interim Manager.  Notwithstanding anything in Section 5(a) above to the contrary, if after Acceleration (as defined in Section 6(a) of this Consent and Agreement) and within 30 days after Sprint Spectrum gives Administrative Agent notice of a Management Agreement Breach, Sprint Spectrum does not agree to act as Interim Manager or does not obtain the consent of a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, or if Sprint Spectrum or the Sprint Spectrum Designee gives Administrative Agent notice of its resignation as Interim Manager and Sprint Spectrum fails to appoint a successor in accordance with Section 5(b) within 30 days after such resignation, Administrative Agent may appoint an Administrative Agent Designee to act as Interim Manager. Such Administrative Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint Spectrum because of a material breach by Administrative Agent Designee of the terms of the Sprint Agreements or by Administrative Agent in its discretion, (ii) meet the applicable Successor Manager Requirements, and (iii) agree to comply with the terms of the Sprint Agreements.  In the case of a proposed Administrative Agent Designee, Sprint Spectrum shall provide to Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed Administrative Agent Designee satisfies the Successor Manager Requirements.  Sprint Spectrum agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from Administrative Agent whether such designee satisfies the Successor Manager Requirements.  If Sprint Spectrum does not so inform Administrative Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements qualifies under the Management Agreement to become a Successor Manager (as hereinafter defined in Section 6(b)(i)), unless Administrative Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. Administrative Agent Designee may continue to serve as Interim Manager after the initial six-month period at Administrative Agent’s discretion, so long as Administrative Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the Sprint Agreements.  If Administrative Agent Designee materially breaches any Sprint Agreement while acting as Interim Manager, then Sprint Spectrum and Administrative Agent have the rights set forth in Section 5; provided, that Sprint Spectrum may not allow Affiliate to act as the Manager of the Sprint Agreements without Administrative Agent’s consent.

SECTION 6.          Purchase and Sale of the Operating Assets.  Upon the occurrence and during the continuation of an Event of Default, the following provisions shall govern the purchase and sale of the Operating Assets:

(a)           Acceleration Under the Loan Documents.  In the event the Administrative Agent or the Required Lenders accelerate the maturity of the Secured Obligations under the Loan Documents (an “Acceleration” and, the date thereof, an “Acceleration Date”), Administrative Agent shall give written notice thereof to Sprint Spectrum.  Upon receipt of notice of Acceleration, Sprint Spectrum shall have the right, to which right Affiliate and Borrower, by acknowledging this Consent and Agreement, expressly agree, to purchase the Operating Assets from Affiliate for an amount equal to 81% of the Entire Business Value (as defined in the Management Agreement) of Affiliate, valued in accordance with the procedure set forth in Section 11.7 of the Management Agreement; provided that to the extent (and only to the extent) the aggregate amount of the Secured Obligations exceeds 81% of the Entire Business Value (as so defined and valued) of the Affiliate such purchase price shall be increased by such excess amount up to, but not to exceed, an amount equal to 90% of the Entire Business Value (as so defined and valued)  of the Affiliate.  Sprint Spectrum shall, within 60 days of receipt of notice of Acceleration, give Affiliate and Administrative Agent notice of its intent to exercise the purchase right.  In the event Sprint Spectrum gives Administrative Agent written notice of its intent to purchase the Operating Assets, Administrative Agent agrees that it shall not enforce its Security Interests in the Collateral until the earlier to occur of (i) expiration of the period consisting of 120 days after the Acceleration Date (or such later date that shall be provided for in the purchase agreement and acceptable to Administrative Agent in its discretion to close the purchase of the Operating Assets) or (ii) receipt by Administrative Agent, Borrower and Affiliate from Sprint Spectrum of written notice that Sprint Spectrum has determined not to proceed with the closing of the purchase of the Operating Assets for any reason.  If after the earlier to occur of (i) or (ii) in the previous sentence Administrative Agent, Affiliate or Borrower receives any purchase offer for the Operating Assets or the Pledged Equity that is confirmed in writing by Administrative Agent to be acceptable to Administrative Agent (in its sole discretion in the exercise of certain of its rights and remedies as the agent of the Secured Parties under the Loan Documents), Sprint Spectrum shall have the right, to purchase the Operating Assets or the Pledged Equity, as the case may be, on terms and conditions at least as favorable to Lenders, Affiliate or Borrower as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint Spectrum’s receipt of such other offer Sprint Spectrum offers to purchase the Operating Assets or the Pledged Equity and so long as the conditions of Sprint Spectrum’s offer and the amount of time it will take Sprint Spectrum to effect such purchase is reasonably acceptable to Affiliate, Borrower and Administrative Agent.  Any such offer shall be confirmed in writing by the third party offeror. In the event Sprint Spectrum exercises its rights under this Section 6(a), (i) Affiliate shall sell the Operating Assets and/or Borrower shall sell the Pledged Equity to Sprint Spectrum, (ii) Sprint Spectrum shall make all payments to be made under this Section 6(a) to Administrative Agent for its application against the Secured Obligations; any additional amounts (i.e., if 81% of the Entire Business Value is greater than the Secured Obligations, without limitation as to the principal amount thereof) shall be paid to Borrower or Affiliate or other owner of the assets sold unless otherwise required by law or by this Consent and Agreement, and (iii) upon receipt of the payments described in the foregoing clause (ii), Administrative Agent, on behalf of the Secured Parties, shall release or assign the Security Interest in the Collateral and the Loan Documents (to the extent such apply to the Collateral) as described in Section 6(e) of this Consent and Assignment.  The purchase right of Sprint Spectrum under this Section 6(a) shall be in substitution of the purchase rights of the Sprint Parties under Section 11.6.1 of the Management Agreement.

(b)           Sale of Operating Assets to Third Parties.  If Sprint Spectrum does not purchase the Operating Assets from Affiliate after an Acceleration as described above in the second sentence of Section 6(a), the Collateral may be sold as follows:

(i)          Sale to Successor Manager.  The Collateral may be sold by Administrative Agent (in its sole discretion) in the exercise of certain of its rights and remedies as the agent of the Secured Parties under the Loan Documents or by Borrower or Affiliate, at the discretion of Administrative Agent, to a person that satisfies the Successor Manager Requirements. Sprint Spectrum shall provide to Administrative Agent, with a copy to Borrower, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed buyer satisfies the Successor Manager Requirements. Sprint Spectrum agrees to inform Administrative Agent and Borrower within 20 days after it receives such information respecting such proposed buyer from Administrative Agent whether such designee satisfies the Successor Manager Requirements.  If Sprint Spectrum does not so inform Administrative Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements.  If the proposed buyer satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) and wishes to become a “Successor Manager,” the buyer must agree to be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability for any liability to any Person other than a Sprint Party and Related Party of Sprint Spectrum arising out of Affiliate’s operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person, this Consent and Agreement to remain in full force and effect as to the principal component of the Secured Obligations of such Successor Manager in an amount not to exceed $1,110,000,000.  Sprint Spectrum agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager.  Sprint Spectrum shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint Spectrum believes is reasonable to allow Successor Manager to perform such unperformed obligations.

(ii)         Sale to Other than Successor Manager.  The Collateral may be sold pursuant to the exercise by Administrative Agent or the Secured Parties of their rights and remedies under the Loan Documents or by Borrower or Affiliate, at the discretion of Administrative Agent (subject to requirements of applicable law) to a person that does not satisfy the Successor Manager Requirements or to a person that does not wish to become a Successor Manager; provided, that the Sprint Parties shall have the right to terminate the Sprint Agreements with such buyer following the closing of such purchase (and Administrative Agent and the buyer shall have no rights thereto or thereunder with respect to events occurring after the closing of such purchase).  If such buyer continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint Spectrum’s network, such buyer and Sprint Spectrum shall each agree to provide roaming services to the other (in the case of Sprint Spectrum, the roaming services shall be provided to those customers of buyer in the Service Area roaming nationally and, in the case of buyer, the roaming services shall be provided to those customers of a Sprint Party roaming in the Service Area) pursuant to a roaming agreement to be entered into between such buyer and Sprint Spectrum and to be mutually agreed upon so long as such agreement is based on Sprint Spectrum’s then standard roaming agreement used by Sprint Spectrum in the industry and the price that each party shall pay the other party for roaming services provided to the first party shall be a price equal to the lesser of: (1) MFN pricing provided by such buyer to third parties roaming in the former Service Area and (2) the national average paid by Sprint Spectrum to third parties for Sprint Parties’ customers to roam in such third parties’ geographic areas, excluding, however the roaming rates that Sprint Spectrum (or its affiliates) pay to AT&T Inc., T-Mobile US, Inc. and Verizon Communications, Inc. (or their affiliates).  Such obligations with respect to roaming shall continue until such roaming agreement is terminated pursuant to its terms and neither party shall be required to acquire additional spectrum in order to provide such roaming services.  Sprint Spectrum may elect to lease wireless spectrum to buyer at no cost for a period not to exceed two (2) years if Sprint Spectrum determines that such spectrum is necessary to enable the buyer to provide roaming capability to those customers of a Sprint Party roaming in the Service Area.  The determination of whether spectrum is necessary and the term of any spectrum lease will be determined by Sprint Spectrum in its sole discretion.  The buyer shall agree in writing that if it continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint Spectrum’s network, the buyer shall, to the extent required by law, provide resale to the Sprint Parties in the former Service Area at the MFN Pricing that buyer charges third parties who purchase resale from buyer; provided, however, if buyer is not offering resale to any other customers then pricing of resale provided to the Sprint Parties shall be as mutually agreed; and provided, further, however, whether or not buyer is required by law to offer such resale, buyer shall offer such resale (on the terms described in this sentence) to customers of the Sprint Parties.

(iii)        Confidentiality Agreement.  Before any potential buyer is provided Confidential Information respecting the potential purchase of any of the Collateral (which buyer shall be entitled to receive), the potential buyer shall execute a confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement; provided, however, in the event the potential buyer does not satisfy the Successor Manager Requirements or has notified Affiliate, Sprint Spectrum or Administrative Agent that it does not intend to be a Successor Manager, Confidential Information that constitutes or relates to any technical, marketing, financial, strategic or other information concerning any of the Sprint Parties and that does not pertain to the business of Affiliate shall not be permitted to be provided to such potential buyer.

(c)           Release and Assignment of Rights.  If Sprint Spectrum purchases the Operating Assets or the Pledged Equity as permitted under Section 6(a) or Section 10, and the Secured Obligations have not been paid in full, the Administrative Agent will, at the election of Sprint Spectrum, either release or assign, transfer and deliver to Sprint Spectrum, all rights and interests of Administrative Agent, on behalf of the Secured Parties, in, to and under the Security Interests in the Collateral, all financing statements related to the Collateral and all other agreements and rights relating only to the Operating Assets and the Pledged Equity.  If Sprint Spectrum purchases the Operating Assets or the Pledged Equity as permitted under Section 6(a) or Section 10, and the Secured Obligations have been paid in full and all commitments to advance credit under the Credit Agreement have terminated or expired, the Administrative Agent (I) will, or will cause the Lenders to, at the election of Sprint Spectrum, either cancel the Notes (as such term is defined in the Credit Agreement) or assign, endorse and deliver to Sprint Spectrum the Notes, (II) will, at the election of Sprint Spectrum, either release or assign, transfer and deliver to Sprint Spectrum, all rights and interests of Administrative Agent, on behalf of the Secured Parties, in, to and under the Security Interests in the Collateral, all financing statements related to the Collateral and all other agreements and rights relating only to the Operating Assets and the Pledged Equity or the Secured Obligations and (III) will assign, transfer and deliver to Sprint Spectrum the Credit Agreement and any and all other Loan Documents by which any security interests to secure the Secured Obligations are granted (other than the Security Interests), so that Sprint Spectrum will have all the benefits of the covenants and representations in, and will have and may enforce all claims and exercise all rights and remedies under, the Credit Agreement and such other Loan Documents with respect to the Secured Obligations and the Collateral.

SECTION 7.          No Limits on Remedies.  Nothing contained in this Consent and Agreement shall limit any rights of Administrative Agent or the Required Lenders to Accelerate.  Except as expressly provided herein, nothing contained in this Consent and Agreement shall limit any rights or remedies that Administrative Agent or the Secured Parties may have under the Loan Documents or applicable law.  Administrative Agent may not sell, lease, assign, convey or otherwise dispose of the Collateral other than as permitted under this Consent and Agreement.

SECTION 8.          Rights and Obligations of Interim Manager.  The Interim Manager may collect a reasonable management fee for its services.  If Sprint Spectrum is the Interim Manager, the management fee will be paid out of the amounts otherwise payable to Affiliate by Sprint Spectrum or its Related Parties under the Sprint Agreements, and will be in addition to the fees it receives under the Services Agreement.  Sprint Spectrum shall collect such management fee by setoff against the fees and any other amounts payable to Affiliate under the Sprint Agreements.  The Interim Manager will be required to operate the Service Area Network in accordance with the terms of the Sprint Agreements and will be subject to all of the requirements and obligations of such agreements, but will not be required to assume the existing liabilities of Affiliate.

SECTION 9.           Rights to Cure.

(a)           Neither the provisions of this Consent and Agreement nor any action of either Administrative Agent or Sprint Spectrum shall require either Administrative Agent, any Lender, any other Secured Party or Sprint Spectrum to cure any default of Affiliate under the Sprint Agreements or to perform under the Sprint Agreements, but shall only give such parties the option to do so except to the extent otherwise required by this Consent and Agreement.  Sprint Spectrum may exercise its rights under Section 11.6.3 of the Management Agreement upon an Event of Termination, whether such situation arises while Affiliate, Sprint Spectrum, an Administrative Agent Designee or a Sprint Spectrum Designee is acting as Interim Manager; and, notwithstanding any other provision of this Consent and Agreement, Sprint Spectrum shall be reimbursed for any expenses incurred in connection with such cure in accordance with Section 11.6.3 of the Management Agreement.  Sprint Spectrum shall be permitted to deduct or setoff from its payments to Affiliate any such amounts it is entitled to receive under this Section 9.  Except as specifically permitted in this Section 9(a), Sprint Spectrum shall not take any other action of any type to attempt to collect such reimbursement.  Sprint Spectrum’s right to reimbursement shall be unsecured.  If Sprint Spectrum has designated a third party to take action under Section 11.6.3 of the Management Agreement, before taking any such action such third party shall enter into an agreement with Administrative Agent providing that such third party agrees to the provisions of this Section 9 as if it were a party hereto.  Until consummation of a sale of the Operating Assets, the Pledged Equity or the Secured Obligations to Sprint Spectrum pursuant to Sections 6(a) or 10 of this Consent and Agreement, or until consummation of the sale of the Collateral to a Successor Manager pursuant to Section 6(b) of this Consent and Agreement, Sprint Spectrum shall not be entitled to exercise any other remedies under the Sprint Agreements, including, without limitation, the remedy of terminating the Sprint Agreements (except to the extent permitted under Sections 6(b)(ii)(A) and 12 of this Consent and Agreement) or the remedy of withholding any payment set forth in Section 10 of the Management Agreement (subject to Sprint Spectrum’s rights of setoff or recoupment with respect to such payments as permitted under Sections 2, 4(b), 5(b) and 9 of this Consent and Agreement) provided that (i) the amounts otherwise payable to Affiliate are sufficient to reimburse Sprint Spectrum for the expenses that Sprint Spectrum incurred in connection with such cure; (ii) Sprint Spectrum is not legally prevented from exercising the offset or cure rights available to it; and (iii) Sprint Spectrum may seek a temporary restraining order, an injunction or similar equitable relief. All applicable statute of limitations and similar statutes imposing a time limit for presenting a claim will be tolled during any time period in which Sprint Spectrum is precluded from exercising any remedies otherwise available to it due to the provisions of this Section 9(a).

(b)           Administrative Agent acknowledges and agrees that Sprint Spectrum shall also have the right to cure an Event of Default or to assist Affiliate in curing an Event of Default but only to the extent Affiliate has the right to so cure under the Loan Documents, as applicable (it being understood that the act of Sprint Spectrum curing an Event of Default shall not constitute an independent Event of Default unless the act itself would otherwise constitute a Default or Event of Default (e.g., a sale of assets not otherwise permitted by the Loan Documents)), including but not limited to Sprint Spectrum’s providing Affiliate (subject to compliance with the terms of the Loan Documents) the funds necessary to operate or meet certain financial covenants in the Loan Documents.

(c)           Administrative Agent shall have the right to cure any Management Agreement Breach.

SECTION 10.         Sprint Spectrum’s Right to Purchase Secured Obligations, Operating Assets or Pledged Equity.

(a)           Following the Acceleration Date and until the 60-day anniversary of the filing of a bankruptcy petition by or with respect to Borrower or Affiliate, Sprint Spectrum shall have the right to purchase the Secured Obligations under the Credit Agreement, by repaying the Secured Obligations in full in cash, the component of which constituting outstanding principal being limited, for purposes of this Section 10(a), to $1,110,000,000.  In the event that Sprint Spectrum purchases the Secured Obligations within 60 days immediately following the earlier of (i) the Acceleration Date and (ii) the date of the filing of a bankruptcy petition by or with respect to Borrower or Affiliate, Sprint Spectrum may in lieu of purchasing the total amount of the Secured Obligations, purchase all Secured Obligations other than principal in excess of $1,110,000,000 (“Excess Principal”) and the accrued interest with respect to the entire Secured Obligations (“Interest”) for a purchase price equal to the amount of the Secured Obligations other than Excess Principal, the Interest and any fees and expenses that are unreasonable (“Fees”), in which case, the Excess Principal, Interest and Fees shall remain due and owing by Affiliate to the Lenders.

(b)           In the event that Administrative Agent acquires the Operating Assets or takes title to the Pledged Equity, Sprint Spectrum shall have the right to purchase the Operating Assets or the Pledged Equity from Administrative Agent during the limited period of time provided in and otherwise in accordance with this Section 10(b) by paying to Administrative Agent in cash an amount equal to the sum of the aggregate amount paid (by credit against the Secured Obligations or otherwise) by Administrative Agent or the Secured Parties for the Operating Assets or the Pledged Equity, as the case may be, plus the aggregate amount of any remaining unpaid Secured Obligations, the component of which constituting outstanding principal being limited, for purposes of this Section 10(b), to $1,110,000,000.  Administrative Agent shall give Sprint Spectrum notice of any acquisition of the Operating Assets or the Pledged Equity by Administrative Agent promptly following the date of final consummation of such acquisition (the “Acquisition Notice”).  Sprint Spectrum shall, within 60 days of receipt of a valid Acquisition Notice, give Administrative Agent, Borrower and Affiliate notice of its intent to exercise its purchase right under this Section 10(b).  In the event Sprint Spectrum gives Administrative Agent written notice of its intent to purchase the Operating Assets or the Pledged Equity, Administrative Agent agrees that it shall provide Sprint Spectrum the right to purchase the Operating Assets or the Pledged Equity, as the case may be, until the earlier to occur of (i) expiration of the period consisting of 120 days after Sprint Spectrum’s receipt of a valid Acquisition Notice (or such later date that shall be provided for in the purchase agreement and acceptable to Administrative Agent in its reasonable discretion to close the purchase of the Operating Assets or the Pledged Equity) or (ii) receipt by Administrative Agent from Sprint Spectrum of written notice that Sprint Spectrum has determined not to proceed with the closing of the purchase of the Operating Assets or the Pledged Equity.  If Sprint Spectrum at any time purchases the Operating Assets or the Pledged Equity as permitted under this Section 10, Administrative Agent will, or will cause the Secured Parties to, release or assign to Sprint Spectrum their interests in the Collateral and the Loan Documents as described in Section 6(d). Notwithstanding the foregoing, in the event that a bankruptcy petition is filed by or with respect to Affiliate, Sprint Spectrum shall again have the right to purchase the Operating Assets or the Pledged Equity from Administrative Agent by repaying the Secured Obligations in full in cash, the component of which constituting outstanding principal being limited, for purposes of this sentence, to $1,110,000,000, by giving Administrative Agent notice of its intent to exercise such purchase right no later than 60 days following the date of filing of such bankruptcy petition.

(c)           If at any time during the period described in Section 10(a) or 10(b) above or thereafter Administrative Agent receives any purchase offer for the Operating Assets, or the Pledged Equity or the Secured Obligations, as applicable, that is acceptable to Administrative Agent, Administrative Agent shall exercise reasonable efforts to obtain the consent of the offeror to deliver a copy of such offer to Sprint Spectrum and Sprint Spectrum shall have the right to purchase the Operating Assets, the Pledged Equity or the Secured Obligations, as applicable, on terms and conditions at least as favorable to Administrative Agent and the other Secured Parties as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint Spectrum’s receipt of such other offer from Administrative Agent, Sprint Spectrum offers to purchase the Operating Assets, the Pledged Equity or the Secured Obligations, as applicable, and so long as the conditions of Sprint Spectrum’s offer and the amount of time it will take Sprint Spectrum to effect such purchase is acceptable to Administrative Agent and the other Secured Parties.

(d)           If Sprint Spectrum at any time purchases the entirety of the Secured Obligations or if Sprint Spectrum purchases the entirety of the Secured Obligations other than Excess Principal, Interest and Fees as provided in this Section 10, Administrative Agent will, or will cause the Secured Parties to, (i) assign, endorse and delivery to Sprint Spectrum the Notes (as such term is defined in the Credit Agreement), (ii) assign, transfer and deliver to Sprint Spectrum all rights and interests of Administrative Agent and the other Secured Parties in, to and under the Security Interests in the Collateral, all financing statements related to the Collateral and all other agreements and rights relating only to the Operating Assets and the Pledged Equity or the Secured Obligations, and (iii) assign, transfer and deliver to Sprint Spectrum the Credit Agreement and any and all other Loan Documents by which any security interests to secure the Secured Obligations are granted (other than the Security Interests), so that Sprint Spectrum will have all the benefits of the covenants and representations in, and will have and may enforce all claims and exercise all rights and remedies under, the Credit Agreement and the other Loan Documents ((i), (ii) and (iii) above, collectively referred to as the “Loan Document Rights”).  If Sprint Spectrum purchases all the Secured Obligations except for Excess Principal, Interest and Fees (as permitted in the second sentence of Section 10(a) above), and then Sprint Spectrum receives payment in full of all Secured Obligations (including Interest and Fees), it shall pay such Excess Principal, Interest and Fees to Administrative Agent unless Administrative Agent has already received payment of such Excess Principal, Interest and Fees.

SECTION 11.       Foreclosure.  Upon Administrative Agent or any Secured Party or any other Person that meets the Successor Manager Requirements acquiring the Operating Assets and the Sprint Agreements, then such Person shall be entitled to exercise any and all rights of Affiliate under the Sprint Agreements in accordance with the terms of the Sprint Agreements and each Sprint Party will thereupon comply in all respects with such exercise by such Person and perform its obligations under the Sprint Agreements and this Consent and Agreement for the benefit of such Person. Each Sprint Party agrees that Administrative Agent or any Secured Party may (but shall not be obligated to), subject to and in accordance with the terms of this Consent and Agreement, assign its rights and interests acquired in the Operating Assets and the Sprint Agreements to any buyer or transferee thereof and, in the event the buyer wishes to become a party to the Sprint Agreements and such buyer satisfies the Successor Manager Requirements, such buyer shall be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability to any Person other than a Sprint Party and a Related Party of a Sprint Party arising out of Affiliate’s operations prior to the date buyer becomes bound by the Sprint Agreements.  In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person, this Consent and Agreement to remain in full force and effect as to the principal component of the Secured Obligations of such Successor Manager in an amount not to exceed $1,110,000,000.  Sprint Spectrum agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager.  Sprint Spectrum shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint Spectrum believes is reasonable to allow Successor Manager to perform such unperformed obligations.

SECTION 12.        Trademarks and Service Marks.  In the event Administrative Agent forecloses on its security interest in the License Agreements and transfers the License Agreements to a Person who does not meet the Successor Manager Requirements, then Sprint Spectrum shall have the right to terminate the License Agreements and cause Administrative Agent to release its security interest in the License Agreements immediately prior to such transfer.

SECTION 13.        Interim Manager and Successor Manager Requirements.  To qualify as an Interim Manager or a Successor Manager, the Person must satisfy each of the following “Successor Manager Requirements,” as applicable:

(a)           The Person must not during the three-year period immediately preceding the date of determination have materially breached any material agreement with Sprint Spectrum or its Related Parties that resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings;

(b)           The Person must not be one of the Persons identified on Schedule 13 (a “Schedule 13 Person”);

(c)           In the case of a Successor Manager, the Person must meet a reasonable Person’s credit criteria (taking into consideration the circumstances), it being understood that such criteria is satisfied if the financial projections contained in the business plan such Person submits to Sprint Spectrum shows the ability to service its indebtedness and fulfill its obligations under the Sprint Agreements; and

(d)           The Person must agree to be bound by the terms of the Sprint Agreements as if an original party thereto; provided, in the case of an Interim Manager, the Person must also execute a separate confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement, but the Person is not required to assume the existing liabilities of Affiliate.

Administrative Agent, each Lender (including each Voting Participant (as such term is defined in the Credit Agreement)) and each of their wholly-owned subsidiaries or entities who wholly-own such entities shall be deemed to satisfy Sections 13(a), (b) and (c) of the preceding “Successor Management Requirements” provided that they are Eligible Assignees.

SECTION 14.       Management Agreement. Sprint Spectrum agrees that it will not exercise its right under Sections 11.6.1 of the Management Agreement to purchase the Operating Assets from Affiliate if before, or after giving effect to such exercise, there would exist a Default or Event of Default under the Credit Agreement, unless Sprint Spectrum indefeasibly pays in full the aggregate amount of the Secured Obligations as a condition of the exercise of such right, the component of which constituting outstanding principal being limited to $1,110,000,000.  Sprint Spectrum agrees that until the Secured Obligations (or the portion thereof described in the immediately preceding sentence) have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, a failure to pay any amount by any Related Party of Affiliate under any agreement with Sprint Spectrum or any of its Related Parties (other than the Management Agreement, the Services Agreement or the License Agreements) shall not constitute a Management Agreement Breach for any purpose.  Notwithstanding anything to the contrary contained in Section 12.2 of the Management Agreement, Administrative Agent, the Secured Parties, and any Successor Manager or buyer of the Operating Assets or the Pledged Equity shall be permitted to disclose Confidential Information (i) to the extent required by law, rule or regulation, (ii) to any regulator or any regulatory body regulating such entity, (iii) to any rating agency in connection with requirements applicable to such Person and (iv) to the lawyers and accountants for any such Persons.

SECTION 15.        Administrative Agent and Eligible Assignees.  Administrative Agent and each Lender must be an Eligible Assignee.  “Eligible Assignee” shall mean and include a commercial bank, financial institution, other “accredited investor” (as defined in Regulation D of the Securities Act) other than individuals, or a “qualified institutional buyer” as defined in rule 144A of the Securities Act; provided, that prior to the 61st day after the filing of a bankruptcy petition by or with respect to Affiliate, in no event may any Person that is engaged in or that controls, is controlled by or is under common control with any Person engaged in, the telecommunications service business in the United States (other than Sprint Nextel Corporation and its subsidiaries), be an Eligible Assignee, it being understood that no small business investment corporation that is ultimately owned by an Eligible Assignee and that is subject to Regulation Y shall be deemed to be controlled by or under common control with such Eligible Assignee; and provided further, that after the filing of such bankruptcy petition in no event may a Schedule 13 Person be an Eligible Assignee.

SECTION 16.        Sprint Party Representations.  Each Sprint Party represents and warrants to Administrative Agent, as of the date hereof (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate, limited liability company and partnership action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; (b) this Consent and Agreement is a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) the Sprint Agreements are in full force and effect and have not been amended, supplemented or modified (except as set forth in Addenda I through XIX, the most recent of which is Addendum XIX, dated as of May 6, 2016); (d) as of the date of execution hereof, to the knowledge of the Sprint Parties, no Event of Termination or event that, upon the delivery of written notice would be an Event of Termination, or the occurrence of any default or event of default by any party to the Master Agreements has occurred and is continuing; and (e) the only existing agreements or arrangements between Affiliate, Borrower and/or any of their respective subsidiaries, on the one hand, and Sprint Nextel Corporation or any of its subsidiaries, on the other hand, are the Management Agreement, the Services Agreement, the License Agreements, the Master Agreements and various side letters and distribution agreements relating to the implementation and performance of the foregoing agreements and this Consent and Agreement.

SECTION 17.         Administrative Agent Representations.  Administrative Agent represents and warrants to Sprint Spectrum, as of the date hereof (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; (b) this Consent and Agreement is a legal, valid and binding obligation of Administrative Agent enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; and (c) as of the date of execution hereof, to the knowledge of Administrative Agent, no Default or Event of Default has occurred and is continuing.

SECTION 18.        Successors and Assigns.  This Consent and Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure, together with the rights and remedies of the parties hereunder, to the benefit of their respective successors and assigns.  In the event the Sprint PCS Network is sold in accordance with the Management Agreement, the buyer thereof will assume the obligations of the Sprint Parties hereunder and under all the other Sprint Agreements other than the Sprint Trademark and Service Mark License Agreement; provided, however, the buyer of the Sprint PCS Network shall enter into an agreement with Affiliate on substantially the same terms as the Sprint Trademark and Service Mark License Agreement with respect to such buyers’ trademarks, service marks, brands, etc.  In the event a Successor Manager becomes a party to the Sprint Agreements as provided in this Consent and Agreement, this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person, this Consent and Agreement to remain in full force and effect as to the principal component of the Secured Obligations of such Successor Manager in an amount not to exceed $1,110,000,000.

SECTION 19.        Amendment.  Neither this Consent and Agreement nor any provision herein may be waived except pursuant to an agreement or agreements in writing entered into by Sprint Spectrum, Administrative Agent, Borrower and Affiliate, and neither this Consent and Agreement nor any provision herein may be amended or modified except pursuant to an agreement or agreements in writing entered into by Sprint Spectrum, Administrative Agent, Borrower and Affiliate.  Administrative Agent, each other Secured Party, Borrower and Affiliate (and their respective successors and assigns) shall be bound by any modification or amendment authorized by this Section 19.  No amendment or waiver or effective amendment or waiver entered into in violation of this Section 19 shall be valid.

SECTION 20.        APPLICABLE LAW.  THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21.        Notices.  Notices and other communications provided for in this Consent and Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

(a) if to the Sprint Parties, to:

Sprint Spectrum L.P.
KSOPHM0510-5A275
6200 Sprint Parkway
Overland Park, KS 66251
Telephone No.: (913) 794-1225
Telecopier No.: (913) 523-1908
Attention: Vice President – Corporate Development

with a copy to:

Sprint Law Department
KSOPHT0101 –Z2020
6391 Sprint Parkway
Overland Park, KS 66251
Telephone No.: (913) 315-9315
Telecopier No.: (913) 523-9823
Attention: John Chapman

(b) if to Administrative Agent, to:

CoBank, ACB, as Administrative Agent
6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111
Attention: Communications Banking Group
Telephone No.: (303) 740-4000
Telecopy: (303) 224-2718 with a copy to (303) 740-4021
Email: cobankloanaccounting@cobank.com

with a copy to:

CoBank, ACB, as Administrative Agent
2300 Windy Ridge Parkway, Suite 370S
Atlanta, Georgia 30339
Attention: Communications Banking Group (Gloria Hancock)
Telephone No.: (770) 618-3200
Telecopier No.: (770) 618-3202

if to Affiliate, to:

Shenandoah Personal Communications. LLC
c/o Shenandoah Telecommunications Company
500 Shentel Way
P.O. Box 459
Edinburg, VA 22824
Attention: Vice President Finance and General Counsel
Telephone No.: (540) 984-5320
Telecopier No.: (540) 984-8192

All notices and other communications given to any party hereto in accordance with the provisions of this Consent and Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 21.

SECTION 22.        Counterparts.  This Consent and Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

SECTION 23.        Severability.  Any provision of this Consent and Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 24.        Termination.  This Consent and Agreement shall terminate and be of no further force and effect upon the first to occur of the following: (i) the Secured Obligations are paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired; and (ii) the Sprint Agreements terminate in accordance with the terms hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their respective authorized officers as of the date and year first above written.

SPRINTCOM, INC.

By:
Name:	Tarek A. Robbiati
Title:	Chief Financial Officer

SPRINT SPECTRUM L.P.

By:
Name:	Tarek A. Robbiati
Title:	Chief Financial Officer

SPRINT COMMUNICATIONS COMPANY, L.P.

By:
Name:	Tarek A. Robbiati
Title:	Vice President

WIRELESSCO, LLC.

By:
Name:	Tarek A. Robbiati
Title:	Chief Financial Officer

APC PCS, LLC

By:
Name:	Tarek A. Robbiati
Title:	Chief Financial Officer

PhillieCo, LLC.

By:
Name:	Tarek A. Robbiati
Title:	Chief Financial Officer

COBANK, ACB, as Administrative Agent

By:
Name:	Gloria Hancock
Title:	Vice President

Acknowledgment, Consent and Agreement of Affiliate

Affiliate (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement, including, without limitation, such terms and provisions that affect Affiliate, its assets and its rights under the Management Agreement and the other Sprint Agreements and the tolling of applicable statute of limitations as described in Section 9(a) of this Consent and Agreement.  Without limiting the generality of the foregoing, Affiliate acknowledges and agrees that: (i) the right to appoint an Interim Manager is intended to allow the right and ability to preserve and/or protect the Collateral or its value and the Service Area Network or its value and (ii) in the event of the sale of the Collateral by Administrative Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 of this Consent and Agreement, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents, is agreed to be a commercially reasonable disposition of the Collateral by Administrative Agent.

SHENANDOAH PERSONAL COMMUNICATIONS, LLC

By:	/s/ Christopher E. French
Christopher E. French
President

Acknowledgment, Consent and Agreement of Borrower

Borrower (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement and to take such action as is necessary to cause Affiliate and its Related Parties to comply with the terms and provisions of this Consent and Agreement.  Without limiting the generality of the foregoing, Borrower: (i) acknowledges and agrees that the right to appoint an Interim Manager and the right to cure breaches under the Sprint Agreements are intended to allow the right and ability to preserve and/or protect the Collateral or its value and the Service Area Network or its value and (ii) acknowledges and agrees that in the event of the sale of the Collateral by Administrative Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 hereof, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents, is agreed to be a commercially reasonable disposition of the Collateral by Administrative Agent.  Borrower also agrees to give Sprint Spectrum a copy of any notice it receives from Administrative Agent or any other Secured Party and a copy of any notice Borrower gives to Administrative Agent or any other Secured Party.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Christopher E. French
President

SCHEDULE 13

(to the Shenandoah Personal Communications, LLC Consent and Agreement)

1.             Each of the following persons shall be a “Schedule 13 Person” under the terms of the Consent and Agreement:

(a)           Each of the following “Named Companies”:

●	AT&T
●	Verizon/Verizon Wireless
●	Dish Network
●	Charter Communications
●	Brighthouse
●	Cox
●	Time Warner
●	Comcast
●	US Cellular
●	T-Mobile
●	Any person that is a successor of a Named Company

(b)          Any person that directly or indirectly through one or more persons controls, is controlled by or is under common control with a Named Company, including any person that is controlled directly or indirectly by more than one Named Company when aggregating their control (e.g., if AT&T and Comcast together control the person, such person is treated as being controlled by a Named Company and is therefore a Schedule 13 Person). The term “control” (including its correlative meanings “controlled by” and “under common control with”) as used in this Schedule 13 means owns at least 50% of the voting power or at least 50% of the total equity of the person.

2.             (a) Sprint Spectrum may from time to time designate an entity engaged in the business of providing telecommunications services to be a Named Company; provided, that: (i) Sprint Spectrum may only list 10 Persons as Named Companies at any time (i.e., Sprint Spectrum must remove one Person from the list for each Person it adds to the list); (ii) Sprint Spectrum may only revise the list of Named Companies once during each calendar quarter, but not later than 10 Business Days after Sprint Spectrum receives written notice from Administrative Agent that (A) an Event of Default has occurred, (B) the Administrative Agent is exercising one or more of its remedies under the Loan Documents, and (C) Sprint Spectrum has 10 Business Days during which it may revise the list of Named Companies; and (iii) the list of Named Companies will be the same for all Consents and Agreements between Sprint Spectrum and the lenders to Sprint Spectrum’s affiliates.

(b)          The effect of any designation of an entity as a Named Company that has not been a Named Company at any time prior to such designation shall apply only to the qualification of an entity that becomes a Schedule 13 Person to be an Interim Manager, Successor Manager or Eligible Assignee that commences after the time of such designation, and shall not apply to or affect for any purpose any agreement, document, instrument or transaction that was consummated prior to the time of such designation, except that: (i) if Administrative Agent, any Secured Party or any subsidiary or owner of such entities becomes a Schedule 13 Person, such person shall no longer (A) satisfy the “Successor Manager Requirements” of Section 13 of the Consent and Agreement, and therefore may not thereafter become an Interim Manager or a Successor Manager (but if then an Interim Manager or a Successor Manager, may continue in such capacity except as provided in clause (ii) below), and (B) be an Eligible Assignee, and therefore may not thereafter acquire any additional interests in the Obligations or the Loan Documents (but may continue to hold loans and commitments under the Loan Documents held immediately prior to becoming a Schedule 13 Person and fund such commitments at any time); and (ii) any person that is acting as an Interim Manager that becomes a Schedule 13 Person no longer qualifies to become a Successor Manager and must resign as Interim Manager upon finding a replacement acceptable to the person responsible for appointing the Interim Manager.

EXHIBIT A

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of ____________ , 20__, by and between Sprint Spectrum L.P. (“Sprint Spectrum”), a Delaware limited partnership whose address is [________________], Shenandoah Personal Communications, LLC, a Virginia limited liability company  whose address is c/o Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, VA 22824 (“Manager”),  CoBank, ACB, in its capacity as administrative agent (“Administrative Agent”), a federally chartered instrumentality of the United States whose address is 5500 South Quebec Street, Englewood, Colorado 90111, and __________________ (“Potential Buyer”), a _____________ whose address is ___________________, to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available to each other relating to the possible purchase by the Potential Buyer of the assets of the Manager and the possible affiliation of the Potential Buyer with Sprint Spectrum as a manager of the Sprint PCS network presently managed by the Manager (the “Transaction”).

NOW, THEREFORE, in reliance upon and in consideration of the following undertakings, the parties, for themselves, or for any corporation, partnership, association, joint stock company, limited liability company, limited liability partnership, or trust directly or indirectly controlling, controlled by or under common control of such party, or a more than 50% owned subsidiary of such party (its “Affiliates”), agree as follows:

1.            Scope.  For purposes of this Agreement, the “Proprietary Information” of a party disclosing information (the “Discloser”) means all information, whether communicated orally, in writing, by graphical representation, electronically or otherwise, relating to standards, guidelines, plans, policies and programs regarding the operation and management of the Discloser or any of its Affiliates and all technical, marketing, financial, strategic and other information regarding the Discloser or any of its Affiliates. Oral discussions about Proprietary Information are Proprietary Information. Proprietary Information includes all such information whether delivered to the party receiving the information (the “Recipient”) directly by the Discloser or indirectly through an Affiliate, agent or lender of the Discloser or Recipient, or by another party to this Agreement.

2.             Limitation.  The term “Proprietary Information” does not include information that: (a) is now or is in the future in the public domain through no fault of the Recipient; (b) prior to disclosure pursuant to this Agreement, is properly within the legitimate possession of the Recipient; (c) subsequent to disclosure pursuant to this Agreement, is disclosed to the Recipient by a third party with respect to which the Recipient has no knowledge that such disclosure by such third party would result in a breach of an agreement of confidentiality; (d) is independently developed by the Recipient through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information; (e) is approved for disclosure by prior written permission of an authorized signatory of Discloser; and (f) is obligated to be produced (I) by law, rule or regulation, (II) by the requirements of any rating agency, stock exchange or association applicable to the Recipient, (III) under order of a court of competent jurisdiction, or (IV) pursuant to a similar requirement of a governmental agency or regulatory body regulating such entity, so long as to the extent practicable the party required to disclose the information provides the other party with prior written notice of any required disclosure pursuant to such law, order or requirement. In addition, and notwithstanding any other provision of this Agreement to the contrary, a Recipient may disclose Proprietary Information (y) to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the Recipient and which financial institution or accredited investor has agreed to keep the Proprietary Information confidential in accordance with an agreement at least as restrictive as this Agreement; and (z) to the lawyers and accountants for the Recipient.

3.            Use.  Each party agrees to use the Proprietary Information received from another party to evaluate the Transaction and thereafter to operate the assets and business, if any, acquired pursuant to the Transaction. No other rights, and particularly licenses, trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties. Each party agrees that a Recipient may disclose Proprietary Information received by it, subject to the confidentiality provisions of this Agreement, to its Affiliates, and to the lawyers and accountants for such Recipient. In addition, Sprint Spectrum may disclose Proprietary Information, subject to the confidentiality provisions of this Agreement, to any entity (i) for which it is building a wireless network, or (ii) for which it has an obligation to associate the wireless network of the entity to the Sprint Spectrum network.

4.           Reproduction.  Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of this Agreement.

5.           Duty of Care.  All Proprietary Information may be disclosed by the Recipient to only such of the Recipient’s employees (and agents who have a non-disclosure obligation at least as restrictive as this Agreement) who need to know such information for purposes of this Agreement and to such third parties as the Discloser has consented to hereunder or by prior written approval. In addition, the Recipient must provide the same care to avoid disclosure or unauthorized use of the Proprietary Information as it provides to protect its own similar proprietary information

6.           Ownership.  All Proprietary Information, unless otherwise specified in writing, (a) remains the property of the Discloser, and (b) must be used by the Recipient only for the purpose intended. Upon termination of this Agreement, all copies of written, recorded, graphical or other tangible Proprietary Information must either be returned to the Discloser, or destroyed (i) after the Recipient’s need for it has expired or (ii) upon the request of the Discloser. At the request of the Discloser, the Recipient will furnish a certificate of an officer of the Recipient certifying that any Proprietary Information not returned to Discloser has been destroyed.

7.             Term.  A Recipient may not disclose Proprietary Information to any third person, except as provided in this Agreement, for a period of three (3) years after the date of its disclosure to the Recipient (the “Term”). This Agreement may be terminated at any time during the Term by mutual agreement of the parties or upon sixty (60) days’ written notice to the other parties; except that early termination of this Agreement will not relieve the Recipient of its obligations under this Agreement with respect to Proprietary Information exchanged prior to the effective date of termination. All of the obligations undertaken by each party as a Recipient will survive and continue after any termination of this Agreement for the Term.

8.            Right to Disclose.  Each party warrants that it has the right to disclose all Proprietary Information that it will disclose to another party pursuant to this Agreement, and each party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party’s information. Otherwise, neither party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

9.            Right to Enjoin Disclosure.  The parties acknowledge that a Recipient’s unauthorized disclosure or use of Proprietary Information may result in irreparable harm. Therefore, the parties agree that, in the event of violation or threatened violation of this Agreement, without limiting any other rights and remedies of each other, a temporary restraining order and/or an injunction to enjoin disclosure of Proprietary Information may be sought against the party who has breached or threatened to breach this Agreement and the party who has breached or threatened to breach this Agreement will not raise the defense of an adequate remedy at law.

10.          Disclosure to Third Parties.  All media releases and public announcements or disclosures by any party relating to this Agreement, its subject matter, or the purpose of this Agreement are to be coordinated with and consented to by the other parties in writing prior .to the release or announcement.

11.          No Partnership or Joint Venture Formed.  The exchange of any Proprietary Information between the parties is not intended to be interpreted that the parties have formed or will form a partnership, joint venture or other relationship. Any business relationship between the parties, if any, must be governed by separate agreement,

12.          Liability.  Except as expressly provided hereunder, no party to this Agreement shall be responsible or liable for a breach of this Agreement by any other party hereto.

13.          General.  (a) This Agreement is governed and construed under the laws of the State of Kansas and there are no understandings, agreements or representations, express or implied, not specified herein.  (b) For purposes of this project, this Agreement represents the entire understanding between the parties, and the terms of this Agreement supersede the terms of any prior agreements or understandings, written or oral.  (c) This Agreement may not be amended except in a writing signed by the parties.  (d) The provisions of this Agreement are to be considered as severable, and in the event that any provision is held to be invalid or unenforceable, the parties intend that the remaining provisions will remain in full force and effect. (e) Captions in this Agreement are for ease of reference only and should not be considered in the construction of this Agreement.  (f) There are no third party beneficiaries to this Agreement.  (g) Failure by a party to enforce or exercise any provision, right or option contained in this Agreement will not be construed as a present or future waiver of such provision, right or option.  (h) THE EXISTENCE OF THIS AGREEMENT AND THE NATURE OF THE DISCUSSIONS BETWEEN THE PARTIES MAY NOT BE DISCLOSED BY ANY PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTIES, EXCEPT TO THE EXTENT REQUIRED BY LAW, RULE OR REGULATION.

IN WITNESS THEREOF, the parties have executed this Agreement as of the effective date stated above.

Sprint Spectrum L.P.		Shenandoah Personal Communications, LLC

By:		By:
	Name:		Name:
	Title:		Title:

[Potential Buyer]		CoBank, ACB, as Administrative Agent

By:		By:
	Name:		Name:
	Title:		Title: